UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 31, 2023

QSAM BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41337	20-1602779
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification Number)

9442 Capital of Texas Hwy N, Plaza 1, Suite 500	78759
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(512) 343-4558

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

On March 31, 2023, QSAM Biosciences, Inc.’s (the “Company”) completed its PIPE or Private Investment in Public Equity offering, initially announced on the Company’s Form 8-K filed on October 6, 2022 (the “Offering”). The Company sold 381,500 units (“Units”) wherein each unit consists of one share of Common Stock and one warrant (“Warrant”) exercisable for one share of Common Stock, at an offering price of $4.50 per Unit. The Warrants are exercisable for two years at an exercise price of $6.00 per share. The Company did not engage a placement agent to conduct the sales.

On March 31, 2023, the Company’s Board of Directors (the “Board”) approved a re-pricing of the exercise price of all the Warrants issued in the Offering, so as to encourage immediate exercise thereof and to raise additional capital. The Board approved a reduction to the Warrant exercise price to $3.00 per share, pursuant to which all Warrant Holders exercised a total of 381,500 Warrants to purchase one share of Common Stock per Warrant. Inclusive of the initial sale of the Unit and exercise of all Warrants, the Company raised aggregate proceeds of approximately $2.8 million, which includes approximately $340,000 of subscription receivables as of March 31, 2023.

Further, to reduce the Company’s debt burden, and to improve its balance sheet and equity position, the Board also approved a reduction in the conversion price of its outstanding convertible notes, which are scheduled to mature in December 2023, including accrued interest (the “Notes”), to $3.50. As of March 31, 2023, the Company received conversion notices for all the outstanding Notes, consisting of $480,000 in principal and approximately $40,000 in accrued interest, pursuant to which the Company issued 148,621 shares of Common Stock. The Company also issued 15,831 shares to two Note Holders who had recently converted at a higher price, to make them whole. As of April 1, 2023, the Company has no Notes outstanding.

All securities issued in the foregoing transactions were sold pursuant to an exemption from registration under Section 4(a)(2) and Regulation D of the Securities Act of 1933 (the “Securities Act”). Securities issued in the Offering have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements. All investors were accredited, as defined in the Securities Act.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2023	QSAM Biosciences, Inc.

	By:	/s/ Douglas Baum
Douglas Baum
Chief Executive Officer